SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the
       Securities Exchange Act of 1934
            (Amendment No.   )



Check the appropriate box:

[ X ]	Preliminary Information Statement
[   ]	Confidential, for Use of the Commission Only (as
         permitted by Rule 14c-5(d)(2))
[   ]	Definitive Information Statement


_____________The Managers Funds______________
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[   ]	$125 per Exchange Act Rules 0-11(c)(1)(ii),
         or 14c-5(g).
[   ]	Fee computed on table below per Exchange Act
         Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which
            transaction applies:

		_________________________________________________

	2)	Aggregate number of securities to which transaction
            applies:

		__________________________________________________

	3)	Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

		__________________________________________________

	4)	Proposed maximum aggregate value of transaction:

		_________________________________________________

	5)	Total fee paid:

       	______________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	______________________________________________________

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

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[ X ] Filing fee no longer applicable.


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                [THE MANAGERS FUNDS LOGO]
                  40 RICHARDS AVENUE
              NORWALK, CONNECTICUT 06854
                    800-835-3879
               WWW.MANAGERSFUNDS.COM

            MANAGERS INTERMEDIATE BOND FUND
  ----------------------------------------------------
October __, 2001

Dear Fellow Shareholder:

     Enclosed with this letter are two information statements that describe recent changes to the sub-advisory arrangements for Managers Intermediate Bond Fund.

     On July 31, 2001, Standish, Ayer & Wood, Inc. ("Standish"), the former sub-adviser of the Fund, merged into Standish Mellon Asset Management Company LLC ("Standish Mellon"), a newly formed wholly-owned subsidiary of Mellon Financial Corporation. Under the federal securities laws, this merger resulted in a "change in control" of Standish and automatically caused the then-existing sub-advisory agreement with Standish to terminate. On June 1, 2001, in anticipation of the merger, the Board of Trustees of The Managers Funds considered a proposal to enter into a new sub-advisory agreement with Standish Mellon effective upon the merger. Based in part upon assurances from representatives of Standish that the merger would not impact the investment process or day-to-day operations of the sub-adviser and that the merger would not result in changes in the senior investment personnel at Standish (and its successor Standish Mellon) responsible for managing the Fund, the Board of Trustees approved a new sub-advisory agreement with Standish Mellon. The new agreement, which was identical to the previous sub-advisory agreement with Standish except for the name of the sub-adviser and the effective and termination dates of the agreement, became effective on July 31, 2001. Information concerning this change is contained in the information statement that begins on page ___ of the enclosed materials.

     Shortly following the Standish merger, we learned that the senior investment personnel at Standish Mellon responsible for managing the Fund's portfolio had changed unexpectedly. For this reason, we decided to reconsider the decision to continue using Standish
Mellon as sub-adviser of the Fund. On September 25, 2001, based upon our recommendation, the Board approved the appointment of Metropolitan West Asset Management, LLC ("Met West") as the new sub-adviser for the Fund and authorized the Fund to enter into a new sub-advisory agreement with MetWest, which became effective on September 26, 2001. Except for the identity of the sub-adviser and the effective and termination dates of the agreement, the new sub-advisory agreement with MetWest is identical to the previous sub-advisory agreement with Standish Mellon.
Information concerning this change is contained in the information statement that begins on page ___ of the enclosed materials.

     The enclosed information statements are being sent to you as a matter of regulatory compliance. NO PROXY IS BEING SOLICITED OF YOU AND NO ACTION IS REQUIRED ON YOUR PART.

	Please feel free to call us at (800) 835-3879 should you have any questions on the enclosed information statements. We thank you for your continued interest in The Managers Funds.

	                                   Sincerely,
                                         /s/Peter M. Lebovitz
		                             Peter M. Lebovitz
	                                   President

              [THE MANAGERS FUNDS LOGO]
                  40 RICHARDS AVENUE
              NORWALK, CONNECTICUT 06854
                    800-835-3879
               WWW.MANAGERSFUNDS.COM

            MANAGERS INTERMEDIATE BOND FUND
  ----------------------------------------------------
              ____________________________

                 INFORMATION STATEMENT
              ____________________________

     This information statement is being provided to the shareholders of Managers Intermediate Bond Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisers and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed to shareholders of Managers Intermediate Bond Fund on or about October ___, 2001.

     THE TRUST AND ITS FUND MANAGEMENT AGREEMENT

     Managers Intermediate Bond Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with The Managers Funds LLC (the "Manager") dated April
1, 1999, as thereafter amended (the "Management Agreement").
Under the terms of the Fund Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers" and each a "Sub-Adviser") to manage the investment portfolio of the Fund, to review and monitor the performance of these Sub-Advisers on an ongoing basis, and to recommend changes in the roster of Sub-Advisers to the Trustees as appropriate. The Manager is also responsible for allocating the Fund's assets among the Sub-Advisers for the Fund, if such Fund has more than one Sub-Adviser. The portion of the Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-Advisers of the Fund. The
Fund, therefore, pays no fees directly to the Sub-Advisers.

     The Manager recommends to the Trustees, Sub-Advisers for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Sub-Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser, and the Manager does not expect to recommend frequent changes of Sub-Advisers.

     At any given time, each Sub-Adviser serves pursuant to a separate sub-advisory agreement between the Manager and that Sub-Adviser (each such agreement, a "Sub-Advisory Agreement"). The Sub-Advisers do not provide any services to the Fund under the Sub-Advisory Agreement except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

     METROPOLITAN WEST ASSET MANAGEMENT, LLC AND THE NEW SUB-ADVISORY
     AGREEMENT

     Prior to September 26, 2001, the assets of the Fund were managed by Standish Mellon Asset Management Company, LLC ("Standish Mellon"). Standish Mellon became the Sub-Adviser of the Fund on July 31, 2001 when Standish, Ayer & Wood, Inc. ("Standish"), which was then serving as the Fund's Sub-Adviser, merged into Standish Mellon. Standish Mellon had been approved as the Sub-Adviser of the Fund to succeed Standish by the Board of Trustees of the Fund, in part based upon assurances from representatives of Standish that the pending merger would not impact the investment process or day-to-day operations of the Sub-Adviser and that the merger would not result in changes in the senior investment personnel responsible for managing the Fund's portfolio.

     Shortly after the Standish merger, the Manager learned that the senior investment personnel at Standish Mellon responsible for managing the Fund's portfolio had changed unexpectedly. For this reason, the Manager determined that it would be in the best interests of the Fund to reconsider the decision to continue using Standish Mellon as the Sub-Adviser for the Fund. Following an extensive review of numerous potential candidates to serve as the Fund's Sub-Adviser, including Standish Mellon, the Manager made a recommendation to the Board of Trustees to appoint Metropolitan West Asset Management, LLC ("Metropolitan West") as the Fund's new Sub-Adviser. At a Special Meeting of the Board of Trustees held on September 25, 2001, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees), approved the recommendation of the Manager to replace Standish Mellon with Metropolitan West as the Sub-Adviser to the Fund and approved a Sub-Advisory Agreement with Metropolitan West (the "Metropolitan West Agreement"), which became effective on September 26, 2001.

     The recommendation to replace Standish Mellon with Metropolitan West was made by the Manager after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process, style and long-term performance record. The recommendation to hire Metropolitan West as the Fund's Sub-Adviser was based on the Manager's belief that Metropolitan West, with its long-term performance history, investment style and fundamental research analysis, would be appropriately suited to manage the Fund's portfolio and is consistent with the Manager's desire to maintain focus for the Fund.

     Under the Management Agreement, the Fund pays the Manager a fee equal to 0.50% of the Fund's average daily net assets. From this fee, the Manager pays the Sub-Adviser a fee of 0.25% of the average daily net assets under the Sub-Advisory Agreement. Pursuant to the Metropolitan West Agreement, the Manager will pay Metropolitan West the same fee rate that was previously paid to Standish Mellon under its Sub-Advisory Agreement. For the fiscal year ended December 31, 2000, the Fund paid the Manager $94,070, and the Manager paid $47,035 to Standish under its Sub-Advisory Agreement. If the Metropolitan West Agreement had been in effect for fiscal 2000, the total management fee paid by the Fund to the Manager and the total amount of sub-advisory fees paid by the Manager to the Sub-Adviser would have been the same.

     Apart from the identity of the Sub-Adviser, effective date of the Metropolitan West Agreement and the renewal period, there are no differences between the Metropolitan West Agreement and the Sub-Advisory Agreement with Standish Mellon. A copy of the Metropolitan West Agreement is attached as Exhibit A.

     INFORMATION ABOUT METROPOLITAN WEST

     The following is a description of Metropolitan West, which is based on information provided by Metropolitan West. Metropolitan West is not affiliated with the Manager.

     Metropolitan West is a limited liability corporation founded in 1996.
It is majority-owned by the employees of Metropolitan West and minority-owned by Metropolitan West Financial. As of June 30, 2001, Metropolitan West had approximately $14 billion in assets under management. The principal executive offices of Metropolitan West are located at 11766 Wilshire Boulevard, Suite 1580, Los Angeles, California 90025.

     The names and principal occupation of the directors and principal officers of Metropolitan West are set forth below. Their principal occupation is their employment with Metropolitan West.

NAME 					POSITION
----                          --------

Tad Rivelle		         Chief Investment Officer & Portfolio Manager
Laird Landmann		   Managing Director & Portfolio Manager
Stephen Kane		   Managing Director & Portfolio Manager
Scott Dubchansky		   Chief Executive Officer

Lara Mulpagano		   Chief Operating Officer
Joe Hattesohl		   Chief Financial Officer
A. Chris Scibelli		   Director of Marketing

     Metropolitan West acts as an investment adviser to other investment companies, managing funds having a similar objective to the Fund as follows:


                                         NET ASSETS OF FUND
NAME OF FUND                             AS OF 12/31/00                 FEE PAID
------------                             -------------------            --------

PaineWebber PACE Intermediate Fixed
     Income Fund					$348 million                  17 bps
Salomon Smith Barney Consulting Group
     Capital Markets Fund			$126 million	            20 bps
Salomon Smith Barney Consulting Group
     Multi-Sector Fixed Income Fund		$ 17 million        		20 bps


     METROPOLITAN WEST'S INVESTMENT PHILOSOPHY

     Metropolitan West applies five value added strategies in a measured and diversified fashion to select fixed income securities which will produce consistent performance while maintaining below average volatility. These five strategies are duration management, yield curve management, sector management, security selection and execution. Metropolitan West combines a top-down macroeconomic analysis with fundamental research in selecting securities for their portfolio. Metropolitan West will manage the Fund's portfolio to maintain an average duration similar to that of the Lehman Brothers Intermediate Government/Credit Index, a new benchmark for the Fund.

     PORTFOLIO MANAGEMENT TEAM

     Tad Rivelle and a team of portfolio managers will manage the Fund for Metropolitan West. Mr. Rivelle is a Portfolio Manager and Chief Investment Officer at Metropolitan West and is one of the founders of the firm.

     BOARD OF TRUSTEES RECOMMENDATION

     On September 25, 2001, the Metropolitan West Agreement was approved by the Trustees, including the Independent Trustees, of the Fund. In approving the Metropolitan West Agreement, the Trustees considered, among other things: (i) the nature and quality of services expected to be rendered by Metropolitan West to the Fund;
(ii) the short-term and long-term performance of Metropolitan West in relation to other investment advisers with similar investment strategies and styles; (iii) the consistency of Metropolitan West's investment philosophy and investment style; (iv) Metropolitan West's investment management approach; (v) the structure of Metropolitan West and its ability to provide services to the Fund; (vi) that the fees payable by the Fund will not change as a result of replacing

Standish Mellon with Metropolitan West as the Sub-Adviser to the Fund; and (vii) that the Metropolitan West Agreement is identical in all material respects to the Standish Mellon Agreement.

     Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the Metropolitan West Agreement is in the best interests of the Fund and its shareholders.

                     ADDITIONAL INFORMATION

     The Manager, located at 40 Richards Avenue, Norwalk, Connecticut 06854, serves as investment manager and administrator of the Trust. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as principal underwriter of the Trust.

     FINANCIAL INFORMATION

     The Fund's most recent annual report and semi-annual report are available upon request, without charge, by writing to The Managers Funds, 40 Richards Avenue, Norwalk, Connecticut 06854, or by calling
(800) 835-3879, or on our website at www.managersfunds.com.

     RECORD OR BENEFICIAL OWNERSHIP

     Exhibit B contains information about the record or beneficial ownership by shareholders of five percent (5%) or more of the Fund's outstanding shares, as of the record date (September 26, 2001).

     As of September 26, 2001, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. Since the beginning of fiscal year 2000, no Trustee has purchased or sold securities of the Manager, its parent or subsidiaries, or Metropolitan West exceeding 1% of the outstanding securities of any class of the Manager, its parent or its subsidiaries, or Metropolitan West.

     SHAREHOLDER PROPOSALS

     The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this Meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

     OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

				October ____, 2001

				By Order of the Trustees,
				/s/Laura A. Pentimone
				LAURA A. PENTIMONE
				Assistant Secretary

                           Exhibit A
                           ---------

                      SUB-ADVISORY AGREEMENT

ATTENTION: 	METROPOLITAN WEST ASSET MANAGEMENT, LLC

RE:  		SUB-ADVISORY AGREEMENT

     The MANAGERS INTERMEDIATE BOND FUND (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

     The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management
Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUB-ADVISER. The Manager, being duly authorized, hereby appoints and employs METROPOLITAN WEST ASSET MANAGEMENT, LLC ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  PORTFOLIO MANAGEMENT DUTIES.

     (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

     (b) The Sub-Adviser shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

     (c) The Sub-Adviser shall provide the Trust's Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-
     Adviser shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

     (d) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

     (e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

     (a) In doing so, the Sub-Adviser's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund
     Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisers.

4.  INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND TO THE SUB-ADVISER

     (a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

     (b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within
    (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

     (c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.
     The Sub-Adviser agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on SEPTEMBER 26, 2001 and shall continue in effect until September 26, 2003. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

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                                          THE MANAGERS FUNDS LLC
	                                    BY:   /s/Peter M. Lebovitz
                                                PETER M. LEBOVITZ
                                          ITS:  President and CEO
                                          DATE: 9/25/01
ACCEPTED:
METROPOLITAN WEST ASSET MANAGEMENT, LLC

BY:   /s/Scott Dubchansky
      SCOTT DUBCHANSKY
ITS:	CEO
DATE:	9/25/01


                                         ACKNOWLEDGED:
                                         THE MANAGERS FUNDS
                                         BY:   /s/Peter M. Lebovitz
                                               PETER M. LEBOVITZ
                                         ITS:  President
                                         DATE: 9/26/01

SCHEDULES:	A.  FEE SCHEDULE.

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                           SCHEDULE A
                         SUB-ADVISER FEE

     For services provided to the Fund Account, The Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.25% of average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

                              EXHIBIT B
                              ---------
               FIVE PERCENT RECORD OR BENEFICIAL OWNERSHIP
                   (as of September 26, 2001)
               --------------------------------------------